                                                                   EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                              INKTOMI CORPORATION

                          WS ACQUISITION CORPORATION

                                      AND

                          WEBSPECTIVE SOFTWARE, INC.

                        Dated as of September 15, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I - THE MERGER.....................................................    2

     1.1     The Merger....................................................    2
     1.2     Effective Time................................................    2
     1.3     Effect of the Merger..........................................    2
     1.4     Certificate of Incorporation; Bylaws..........................    2
     1.5     Directors and Officers........................................    2
     1.6     Merger Consideration; Effect on Capital Stock.................    3
     1.7     Dissenting Shares.............................................    5
     1.8     Surrender of Certificates; Exchange Agent.....................    5
     1.9     No Further Ownership Rights in Company Common Stock...........    7
     1.10    Lost, Stolen or Destroyed Certificates........................    7
     1.11    Tax and Accounting Consequences...............................    7
     1.12    Taking of Necessary Action; Further Action....................    7

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................    8

     2.1     Organization of the Company...................................    8
     2.2     Subsidiaries..................................................    8
     2.3     Company Capital Structure.....................................    8
     2.4     Authority.....................................................    9
     2.5     No Conflict...................................................   10
     2.6     Consents......................................................   10
     2.7     Company Financial Statements..................................   10
     2.8     No Undisclosed Liabilities....................................   10
     2.9     No Changes....................................................   11
     2.10    Tax and Other Returns and Reports.............................   13
     2.11    Restrictions on Business Activities...........................   14
     2.12    Title to Properties; Absence of Liens and Encumbrances........   14
     2.13    Governmental Authorization....................................   15
     2.14    Intellectual Property.........................................   15
     2.15    Year 2000 Compliance..........................................   19
     2.16    Product Warranties; Defects; Liabilities......................   19
     2.17    Agreements, Contracts and Commitments.........................   20
     2.18    Change of Control Payments....................................   21
     2.19    Interested Party Transactions.................................   21
     2.20    Compliance with Laws..........................................   22
     2.21    Litigation....................................................   22
     2.22    Insurance.....................................................   22
     2.23    Minute Books..................................................   22
     2.24    Environmental Matters.........................................   22
     2.25    Brokers' and Finders' Fees....................................   23
     2.26    Employee Matters and Benefit Plans............................   23
     2.27    Bank Accounts.................................................   27
     2.28    Indemnification Obligations...................................   27

                              TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
     2.29    Pooling of Interests..........................................   27
     2.30    Cisco Systems.................................................   27
     2.31    FMR Corp......................................................   28
     2.32    Digital Island, Inc...........................................   28
     2.33    Accounts Receivable...........................................   28
     2.34    Representations Complete......................................   28

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......   29

     3.1     Organization of Parent and Merger Sub.........................   29
     3.2     Authority.....................................................   29
     3.3     Parent Common Stock...........................................   29
     3.4     SEC Filings; Parent Financial Statements......................   30
     3.5     No Material Adverse Change....................................   30

ARTICLE IV - SECURITIES ACT COMPLIANCE; REGISTRATION.......................   30

     4.1     Securities Act Exemption......................................   30
     4.2     Stock Restrictions............................................   31
     4.3     The Company Stockholders' Restrictions Regarding
             Securities Law Matters........................................   31
     4.4     Registration Rights...........................................   31

ARTICLE V - CONDUCT PRIOR TO THE EFFECTIVE TIME............................   32

     5.1     Conduct of Business of the Company............................   32

ARTICLE VI - ADDITIONAL AGREEMENTS.........................................   34

     6.1     Preparation of Information Statement..........................   34
     6.2     Stockholder Approval..........................................   35
     6.3     Access to Information.........................................   35
     6.4     Confidentiality...............................................   35
     6.5     Public Disclosure.............................................   35
     6.6     Consents......................................................   35
     6.7     FIRPTA Compliance.............................................   36
     6.8     Legal Conditions to the Merger................................   36
     6.9     Best Efforts; Additional Documents and Further Assurances.....   36
     6.10    Notification of Certain Matters...............................   36
     6.11    Pooling Accounting............................................   36
     6.12    Reorganization................................................   37
     6.13    Declaration of Registration Rights............................   37
     6.14    Affiliate Agreements..........................................   37
     6.15    Form S-8......................................................   37
     6.16    Nasdaq National Market........................................   37
     6.17    Voting Agreements.............................................   37
     6.18    Employment and Non-Competition Agreements.....................   37

                              TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
     6.19    Blue Sky Laws.................................................   37
     6.20    Indemnification...............................................   38
     6.21    Benefit Arrangements..........................................   38
     6.22    Termination of Company Investor Rights........................   38
     6.23    No Solicitation...............................................   38
     6.24    Options.......................................................   39
     6.25    Severance.....................................................   39
     6.26    Termination of Advisory Board.................................   39

ARTICLE VII - CONDITIONS TO THE MERGER.....................................   39

     7.1     Conditions to Obligations of Each Party to Effect the
             Merger........................................................   39
     7.2     Additional Conditions to Obligations of the Company...........   40
     7.3     Additional Conditions to the Obligations of Parent and
             Merger Sub....................................................   41

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..........   43

     8.1     Survival of Representations and Warranties....................   43
     8.2     Escrow Arrangements...........................................   43

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER.............................   51

     9.1     Termination...................................................   51
     9.2     Effect of Termination.........................................   52
     9.3     Amendment.....................................................   52
     9.4     Extension; Waiver.............................................   52

ARTICLE X - GENERAL PROVISIONS.............................................   53

     10.1    Notices.......................................................   53
     10.2    Expenses......................................................   54
     10.3    Interpretation................................................   54
     10.4    Counterparts..................................................   55
     10.5    Entire Agreement; Assignment..................................   55
     10.6    Severability..................................................   55
     10.7    Other Remedies................................................   55
     10.8    Governing Law.................................................   55
     10.9    Rules of Construction.........................................   55
     10.10   Specific Performance..........................................   56

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of September 15, 1999 among Inktomi Corporation, a Delaware corporation ("Parent"), WS Acquisition Corporation, a Delaware corporation and a
              ------
wholly-owned subsidiary of Parent ("Merger Sub"), and WebSpective Software,
                                    ----------
Inc., a Delaware corporation (the "Company").
                                   -------

                                   RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this
 ------
Agreement and the Delaware General Corporation Law ("Delaware Law"). Upon
                                                     ------------
consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be
              ----
treated as a "pooling of interests."

     C. The Board of Directors of the Company has (i) determined that the Merger is fair and in the best interests of the Company and its stockholders,
(ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to unanimously recommend that the stockholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

     D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the stockholders of the Company listed on Schedule 6.17 hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit A; as a
                                                              ---------
condition and inducement to the Parent's willingness to enter into this Agreement, each of the affiliate stockholders of the Company listed on Schedule
6.14 hereto is entering into an Affiliate Agreement substantially in the form attached hereto as Exhibit B; as a condition and inducement to the Parent's
                   ---------
willingness to enter into this Agreement, certain employees listed on Schedule
6.18 hereto are entering into an Employment Agreement substantially in the form attached hereto as Exhibit C; and as a condition and inducement to the Company's
                   ---------
willingness to enter into this Agreement, each of the affiliate stockholders of Parent is entering into an Affiliate Agreement substantially in the form attached hereto as Exhibit F.
                   ---------

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time. Unless this Agreement is earlier terminated pursuant
          --------------
to Section 9.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than three (3) business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the
        ------------
Merger to be consummated by filing a Certificate of Merger, in substantially the form attached hereto as Exhibit D (the "Certificate of Merger"), with the
                        ---------       ---------------------
Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time"). The
                                                         --------------
parties currently intend that the Closing Date will occur on or prior to October 1, 1999.

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the
--------  -------
Surviving Corporation shall be amended to read as follows: "The name of the corporation is WebSpective Software, Inc."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers. The director(s) of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the

Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Merger Consideration; Effect on Capital Stock. The aggregate number of
          ---------------------------------------------
shares of common stock of Parent ("Parent Common Stock") to be issued (including
                                   -------------------
Parent Common Stock to be reserved for issuance upon exercise of any of the Company's outstanding options and stock purchase rights to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding capital stock of the Company ("Company Capital Stock") and all outstanding unexpired and
              ---------------------
unexercised options, warrants and stock purchase rights to acquire Company Capital Stock ("Company Capital Stock Number") shall be the result of
                ----------------------------
$105,854,000 divided by the average last reported sale price of Parent's Common Stock on The Nasdaq National Market as reported on The Wall Street Journal over the fifteen (15) trading day period ending on the trading day immediately preceding the Closing Date ("Aggregate Share Number"). No adjustment shall be
                             ----------------------
made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options, stock purchase rights or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Company Capital Stock, the holder of any options, warrants or other rights to acquire or receive shares of Company Capital Stock, the following shall occur (which is intended to comply fully with the liquidation preference provisions set forth in Article IV, Section 2 of the Certificate of Incorporation of the Company, as amended through the date hereof):

          (a)  Conversion of Company Common Stock. Each share of common stock of
               ----------------------------------
the Company ("Company Common Stock") issued and outstanding immediately prior to
              --------------------
the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c) and any "Dissenting Shares" (as defined and to the
                                    -----------------
extent provided in Section 1.7)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the product of (A) one share of Company Common Stock multiplied by (B) the result of the Aggregate Share Number divided by the Company Capital Stock Number (the "Exchange Ratio") upon surrender of the
                                   --------------
certificate representing such share of Company Capital Stock in the manner provided in Section 1.8.

          (b)  Escrow.  Ten percent (10%) of the number of shares of Parent
               ------
Common Stock to be issued at the Effective Time pursuant to Section 1.6(a) which are not subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation ("Repurchase Right") shall be held in escrow (the "Escrow Amount") pursuant to Article VIII of this Agreement to compensate Parent and its affiliates (including the Surviving Corporation) for any "Losses" (as defined in Section 8.2 hereof) incurred in connection with this Agreement and the transactions contemplated hereby. To the extent that any shares of Parent Common Stock are subject to any Repurchase Right, then the escrow amount for such stockholder shall be determined on the basis of shares of Parent Common Stock not subject to any Repurchase Right.

          (c)  Cancellation of Parent-Owned and Company-Owned Stock.  Each share
               ----------------------------------------------------
of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d)  Stock Options.  At the Effective Time, all options to purchase
               -------------
Company Common Stock then outstanding under the Company's 1997 Stock Option Plan, as amended (the "Option Plan"), or otherwise, shall be assumed by Parent
                       -----------
in accordance with provisions described below.

               (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "Company Option") under the Option Plan
                                        --------------
or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were reserved for issuance upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

               (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

               (iii) Promptly following the Effective Time, and in any event within 15 days, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

          (e)  Comdisco Warrant. The Comdisco warrant to purchase shares of
               ----------------
Company Preferred Stock outstanding at the Effective Time shall be, in connection with the Merger, assumed by Parent. This warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the respective warrant agreements governing such warrant immediately prior to the Effective Time, except that each such warrant shall, following the Effective Time, be exercisable only for shares of Parent Common Stock, in such number, and at such exercise price as is determined by applying the Exchange Ratio in accordance with the terms of the applicable warrant agreement.

          (f)  Capital Stock of Merger Sub.  Each share of Common Stock of
               ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (g)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (h)  Fractional Shares.  No fraction of a share of Parent Common Stock
               -----------------
will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the fifteen (15) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of this Section 1.7(a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

     1.8  Surrender of Certificates; Exchange Agent.
          -----------------------------------------

          (a)  Exchange Agent.  Prior to the Effective Time, Parent shall
               --------------
designate Norwest Bank Minnesota N.A. to act as exchange agent (the "Exchange
                                                                     --------
Agent") in the Merger.
-----

          (b)  Parent to Provide Common Stock.  Promptly after the Effective
               ------------------------------
Time (but in any event within three (3) days thereafter), Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided, however, that, on behalf of the holders of Company Capital Stock, and
--------  -------
pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to
Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6(a) by virtue of ownership of outstanding shares of Company Capital Stock.

          (c)  Exchange Procedures.  Promptly after the Effective Time, the
               -------------------
Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective
                      ------------
Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VIII hereof), plus cash in lieu of fractional shares in accordance with
Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be owned by the holders on whose behalf such shares were deposited in the Escrow Fund as set forth in Section 8.2(c)(iii) and shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates.  In the event any
          --------------------------------------
certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided,
                                                                       --------
however, that Parent may, in its discretion and as a condition precedent to the
-------
issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax and Accounting Consequences.  It is intended by the parties
          -------------------------------
hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code) and (ii) qualify for accounting treatment as a "pooling of interests."

     1.12 Taking of Necessary Action; Further Action.  If, at any time after
          ------------------------------------------
the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are explicitly disclosed in the disclosure letter supplied by the Company to Parent on the date hereof (the "Company Schedules")
                                                           -----------------
and dated as of the date hereof, as follows:

     2.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy of
 -----------------------
its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

     2.2  Subsidiaries.  The Company does not have and has never had any
          ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any equity or debt interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.3  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 13,380,660 shares of authorized Common Stock, of which 3,526,039 shares are issued and outstanding as of the date hereof and 6,940,984 shares of authorized Preferred Stock (the "Preferred Stock"). The authorized Preferred Stock consists of 3,035,000 shares of authorized Series A Preferred, of which 3,028,333 shares are issued and outstanding as of the date hereof, and 3,905,984 shares of authorized Series B Preferred, of which 3,545,324 shares are issued and outstanding as of the date hereof. As of the date of this Agreement, the Company Capital Stock, including all shares subject to the Company's right of repurchase, is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.3(a). Schedule 2.3(a) also indicates for each Company stockholder whether any shares of Company Capital Stock held by such stockholder as of the date hereof are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including the extent to which any such repurchase right has lapsed as of the date of this Agreement and whether (and to what extent) the lapsing will be accelerated by the transactions contemplated by this Agreement (assuming the Merger is consummated on October 1, 1999). Except as set forth on Schedule 2.3(a), all outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the

Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All preferential rights of the Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Certificate of Incorporation or the Company. All issued and outstanding shares of Company Capital Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

          (b) The Company has reserved 21,351,667 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Option Plan, of which 411,961 shares, as of the date hereof, are subject to outstanding, unexercised options, none of the shares are subject to outstanding unexercised stock purchase rights and, as of the date hereof, 413,667 shares remain available for future grant. Schedule 2.3(b) sets forth each outstanding Company Option and stock purchase right as of the date hereof, including the name of the holder of such option or right, the domicile address of such holder, an indication of whether such holder is an employee of the Company, the date of grant or issuance of such option or right, the number of shares of Common Stock subject to such option or right, the exercise price of such option or right and the vesting schedule for such option or right, including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such option or right will be accelerated and become exercisable by the transactions contemplated by this Agreement (assuming the Merger is consummated on October 1, 1999). As of the date hereof the Company has reserved 506,540 shares of Common Stock and 180,660 shares of Series B Preferred for issuance upon exercise of outstanding warrants (collectively, the "Warrants"). Schedule
                                                          --------
2.3(b) sets forth for each of the Warrants the name of the holder and exercise price of such Warrants. Except for the Company Options, stock purchase rights and warrants described in Schedule 2.3(b), as of the date hereof, there are no options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to (i) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Capital Stock or (ii) grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, exchangeable or convertible securities, commitment or agreement. All issued and outstanding Company Options, Stock Purchase Rights and Warrants have been offered, issued and delivered in compliance with applicable federal and state securities laws. The holders of Company Options, Stock Purchase Rights and Warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

     2.4  Authority.  Subject only to the requisite approval of the Merger and
          ---------
this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of (a) the Company Common Stock and Preferred Stock, voting together as a single class, and
(b) the Preferred Stock voting separately as a single class (in each case with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

     2.5  No Conflict.  Except as set forth on Schedule 2.5, subject only to the
          -----------
approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the
                                  --------
Certificate of Incorporation or Bylaws of the Company or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

     2.6  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.6.

     2.7  Company Financial Statements.  Schedule 2.7 sets forth (i) the
          ----------------------------
Company's audited balance sheets as of December 31, 1998 and 1997 and the related statements of operations, changes in redeemable convertible preferred stock and stockholder's equity, and cash flows for the year ended December 31, 1998 and for the period from inception (March 7, 1997) through December 31, 1997 and (ii) the Company's unaudited balance sheet as of August 31, 1999 (the "Current Company Balance Sheet") and the related unaudited statements of
 -----------------------------
operations and cash flows for the eight month period then ended (collectively, the "Company Financials"). The Company Financials have been prepared in have
     ------------------
been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, except for the absence of footnotes in the case of unaudited Company Financials. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance and, also in the case of the unaudited financial statements, to the adjustment set forth on Schedule 2.7.

     2.8  No Undisclosed Liabilities.  Except as set forth in Schedule 2.8, the
          --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Current Company Balance Sheet or (ii) has not arisen in the ordinary course of the Company's business since August 31, 1999, consistent with past practices.

     2.9  No Changes.  Except as set forth in Schedule 2.9, since August 31,
          ----------
1999 and through the date of this Agreement, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

          (c) capital expenditure or capital commitment by the Company of $25,000 in any individual case or $50,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) material work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g)  revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock, other than repurchases of Common Stock from employees, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the termination of employment or other services;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, including, but not limited to, the modification of any existing compensation or equity arrangements with such individuals (which modification may include the amendment of any vesting terms related to Company Options or Stock Purchase Rights held by such individuals), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound except in the ordinary course of business and consistent with past practices;

          (k) sale, lease, license or other disposition of any of the assets or properties of the Company, or creation of any lien or security interest in such assets or properties except in the ordinary course of business and consistent with past practices;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company except in the ordinary course of business and consistent with past practices;

          (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (o)  (i) sale by the Company of any "Company Intellectual Property"
                                               -----------------------------
(as defined in Section 2.14 below) or the entering into of any license agreement (other than sales made end-user license agreements entered into by the Company in the ordinary course of business consistent with past practices), distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any person or entity or with respect to the "Intellectual
                                                           ------------
Property" (as defined in Section 2.14 below) of any person or entity, (ii) the
--------
purchase or other acquisition of any Intellectual Property or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property of any person or entity or (iii) the change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Company;

          (p) except as set forth on Schedule 2.3(b), issuance or sale by the Company of any Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing or any amendment of any existing equity arrangement;

          (q) event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; provided, however, that the following shall not constitute a Material Adverse Effect: (i) changes in economic conditions or changes in the industry in which the Company competes;
(ii) the loss of one or more customers, potential customers, distribution partners or potential distribution partners; (iii) continued operating losses incurred by the Company in the ordinary course of business; or (iv) the failure of the Company's financial results

(i.e. revenue, operating loss or loss) for the quarter ended September 30, 1999 (or any period within such quarter) to meet or exceed the Company's internal projections; or

          (r) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.10 Tax and Other Returns and Reports
          ---------------------------------

          (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax"
               -------------------                                        ---
or, collectively, "Taxes", means any and all federal, state, local and foreign
                   -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.  Except as set forth in Schedule 2.10:
               ----------------------
               (i) The Company has prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes that are required to be filed by the Company ("Returns") and
                                                                 -------
such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) As of the respective dates of the Company Financials, the Company has had no liabilities for unpaid federal, state, local and foreign Taxes which were not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Company Balance Sheet other than in the ordinary course of business consistent with past practice.

               (vi) The Company has provided or made available to Parent copies of all federal and state income and all state sales and use Returns for all periods since the date of Company's incorporation.

               (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes,
 -----
other than Liens for Taxes not yet due and payable as of such time.

               (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (ix)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (x) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement. The Company has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return.

               (xi) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

               (xiii) The Company utilizes the accrual method of accounting for U.S. federal income tax purposes.

               (xiv) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. No Company stock has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

     2.11  Restrictions on Business Activities.  Except as set forth on Schedule
           -----------------------------------
2.11, there is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12  Title to Properties; Absence of Liens and Encumbrances.
           ------------------------------------------------------

           (a) The Company does not own any real property, nor has it ever owned any real property. Schedule 2.12(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and with respect to any current lease, the aggregate annual rent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default as defined in such leases (or event which with notice or lapse of time, or both, would constitute a default). The operations of the Company on such real property do not, and to the knowledge of the Company, such real property, including improvements thereon, does not violate any applicable building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.10(b)(vii)), except as reflected in the Company Financials or in Schedule 2.12(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

          (c)  Schedule 2.12(c) lists all items of equipment (the "Equipment")
                                                                   ---------
owned or leased by the Company. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Material Adverse Effect on the Company.

          (d) The Company has not sold or otherwise released for distribution any of its customer files and other customer information relating to the Company's current and former customers (the "Company Customer Information").
                                             ----------------------------
Except for information as provided to sales representatives (which information is subject to a customary non-disclosure agreement), no person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

     2.13 Governmental Authorization.  Schedule 2.13 accurately lists each
          --------------------------
material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company
                             ----------------------
Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets except for Company Authorizations the absence or invalidity of which would not have a Material Adverse Effect on the Company.

     2.14 Intellectual Property.  For the purposes of this Agreement, the
          ---------------------
following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all
           ---------------------
rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing;
(iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
(v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

          "Commercial Software Rights" shall mean packaged commercially
           --------------------------
available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company pursuant to end-user licenses and which are used in the business of the Company but are in no way a component of or incorporated in any products of the Company or any related Company Intellectual Property.

          "Company Intellectual Property" shall mean any Intellectual Property
           -----------------------------
that is used in the business of the Company as currently conducted.

          "Registered Intellectual Property" shall mean all non-abandoned United
           --------------------------------
States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

          "Company Registered Intellectual Property" means all of the Registered
           ----------------------------------------
Intellectual Property owned by, or filed in the name of, the Company.

          (a) Schedule 2.14(a) sets forth a complete list of all Company Registered Intellectual Property and all material Company Intellectual Property and specifies the jurisdictions in which such Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all software products currently marketed by the Company and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Schedule 2.14(a) also sets forth a complete list of any request the Company has received to make any such registration, including the identity of the requestor and the item requested to be so registered and the jurisdiction for which such request has been made.

          (b) Schedule 2.14(b) sets forth a complete list of all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property, and includes the date thereof and identity of all parties thereto (other than standard customer, distributor, and reseller software license agreements entered into by the Company in the ordinary course of business).

          (c) Schedule 2.14(c) sets forth any agreement pursuant to which a third party has licensed or transferred any Intellectual Property to the Company (other than licenses of Commercial Software Rights) and includes the date thereof and identity of all parties thereto.

          (d) Except as set forth on Schedule 2.14(d), the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company to be in violation or default under any license, sublicense or agreement listed on Schedule 2.14(b) or Schedule 2.14(c), nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

          (e) The Company has not been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any Intellectual Property of any third party and which has not been finally terminated prior to the date hereof nor does the Company have any knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, the Company of any Intellectual Property of another. No Company Intellectual Property or product of the Company is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing of products by the Company.

          (f) Except as set forth on Schedule 2.14(f), all necessary registrations and renewal fees currently due in connection with the Company Registered Intellectual Property have been made. In addition, all recordations and certificates in connection with such Company Registered Intellectual Property to the extent due have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

          (g) The Company is the sole and exclusive owner of or has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), with all right, title, and interest in and to each item of Company Intellectual Property, free and clear of any Lien, and has sole and exclusive rights (and is not contractually obligated to pay any compensation (other than licensing fees and royalties set forth in the applicable license) to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used. Except as set forth on Schedule 2.14(g), none of the Company's products include or incorporate, (i) any software distributed free of charge on a trial basis for which a paid license would be required for commercial distribution, (ii) any software whose ownership has been retained by a third party who controls its distribution or (iii) any other code obtained from the public domain.

          (h) To the extent that any material Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto, and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

          (i) Except as set forth on Schedule 2.14(i), the Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

          (j) Except as set forth on Schedule 2.14(j), all contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. The Company is in compliance with, and has not breached any term of such contracts, licenses and agreements and to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (k) No claims with respect to Company Intellectual Property have been asserted or, to the Company's knowledge, are threatened by any person, nor, are there any valid grounds for any bona fide claims, or infringement liability (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on or misappropriates any Intellectual Property or constitutes unfair competition or trade practices under the laws of any jurisdiction; (ii) against the use by the Company of any Intellectual Property used in the business of the Company as currently conducted; or (iii) challenging the ownership or right to use by the Company, validity or effectiveness of any Company Intellectual Property (excluding items of Company Intellectual Property that the Company has licensed from third parties). There is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, including any employee or former employee of the Company.

          (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of the Company have executed such an agreement.

          (m) Except as set forth on Schedule 2.10(m), none of the Company's professional services agreements with its customers, its agreements with outside consultants for the performance of professional services on the Company's or customers' behalf, nor any agreement or license with any end user or reseller of the Company's products, confers upon any party other than the Company any ownership right with respect to any Intellectual Property developed in connection with such agreement or license.

          (n) The Company has not breached or violated the terms of its license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company has a valid right to use such Commercial Software Rights under such licenses and agreements. The Company is not or will not be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any person against the Company, nor to the knowledge of the Company are there any valid grounds for any bona fide claims (i) to the effect that the use of any product as now used or proposed for use by the Company infringes on any Intellectual Property, (ii) against the use by the Company of any Company Intellectual Property or (iii) challenging the validity or effectiveness of any of the rights of the Company to use Commercial Software Rights. There is no unauthorized use, infringement, or misappropriation of any of the Commercial Software Rights by the Company or any employee or former employee of the Company. To the knowledge of the Company, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any manner the use thereof by the Company.

     2.15  Year 2000 Compliance.
           --------------------

           (a)  Company Products.  Each product manufactured, sold, licensed,
                ----------------
leased or delivered by the Company (the "Company Products") is designed to be
                                         ----------------
used without defect prior to, during, and after the calendar year 2000 A.D. The Company Products will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than a century. Without limiting the generality of the foregoing, the Company further represents and warrants that the Company Products (i) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (ii) have been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) include Year 2000 Capabilities. For purposes of this Section 2.15, "Year 2000
                                                                    ---------
Capabilities" means that (i) the Company Products will manage, calculate,
------------
sequence, compare and manipulate data involving dates, including single century formulas and multi-century formulas and including leap years, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) all date-related user interface functionalities and data fields associated with the Company Products include the indication of century; and (iii) all date-related data interface functionalities associated with the Company Products include the indication of century.

           (b)  Internal Operating Systems and Licensed Third Party Software.
                ------------------------------------------------------------
The Company has used commercially reasonable efforts to perform an audit of its internal operating systems and licensed third party software to the same extent as similarly situated companies of comparable size and with comparable resources and, to its knowledge, those systems and licensed third party software include Year 2000 Capabilities.

     2.16  Product Warranties; Defects; Liabilities.  Each Company Product has
           ----------------------------------------
been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. The Company does not have any liability or obligation (and to the

Company's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice. Except as set forth on Schedule 2.16, no Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease. Schedule 2.16 includes a copy of the standard terms and conditions of sale, license, or lease for each of the Company Products and copies of the Company's standard forms of professional services agreements.

     2.17  Agreements, Contracts and Commitments.  Except as set forth on
           -------------------------------------
Schedule 2.17(a), the Company does not have, is not a party to nor is it bound by:

               (i)    any collective bargaining agreements,

               (ii) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors, other than those that are terminable by the Company,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi)   any fidelity or surety bond or completion bond,

               (vii) any lease of personal property obligating the Company to make annual payments in excess of $10,000,

               (viii) any agreement of indemnification or guaranty (other than as set forth in end-user license agreements),

               (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (x) any agreement relating to capital expenditures and involving future payments in excess of $25,000,

               (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xiii) any open purchase order or contract involving $25,000 or more,

               (xiv)   any construction contracts,

               (xv) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement,

               (xvi) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements,

               (xvii) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services, or the products or services of any other person or entity,

               (xviii) any agreement pursuant to which the Company has advanced or loaned any amount to any stockholder of the Company or any director, officer, employee, or consultant other than business travel advances in the ordinary course of business consistent with past practice, or

               (xix) any other agreement that involves $25,000 or more in future payments and is not cancelable without penalty within ninety (90) days.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.17(b), the Company has not breached, violated or defaulted under in any material respect, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on
Schedule 2.17(a), Schedule 2.14(b) or Schedule 2.14(c) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and
                           --------
effect and, except as otherwise disclosed in Schedule 2.17(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.18  Change of Control Payments.  Schedule 2.18 sets forth each plan or
           --------------------------
agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of the Company as a result of or in connection with the Merger.

     2.19  Interested Party Transactions.  Except as set forth on Schedule 2.19,
           -----------------------------
to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.17(a),
Schedule 2.14(b) or Schedule 2.14(c); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.19. There are no receivables of the Company owing by any director, officer, employee, or consultant to the Company (or any spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has a material economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice). None of the Company stockholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company.

     2.20  Compliance with Laws.  The Company has complied in all material
           --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.21  Litigation.  There is no action, suit or proceeding of any nature
           ----------
pending or to the Company's knowledge threatened against the Company, its properties or any of its officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees by or before any Governmental Entity. Schedule 2.21 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     2.22  Insurance.  With respect to the insurance policies and fidelity bonds
           ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.23  Minute Books.  The minute books of the Company made available to
           ------------
counsel for Parent are the only minute books of the Company and contain an accurate summary in all material respects of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

     2.24  Environmental Matters.
           ---------------------

           (a)  Hazardous Material.  The Company has not:  (i) operated any
                ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased;

or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding
                                       ------------------
office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b)  Hazardous Materials Activities.  The Company has not
                ------------------------------
transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation,
    ------------------------------
treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c)  Permits.  The Company currently holds all environmental
                -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of the Company's Hazardous Material
-------
Activities and other businesses of the Company as such activities and businesses are currently being conducted.

           (d)  Environmental Liabilities.  No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.25  Brokers' and Finders' Fees.  Except as set forth on Schedule 2.25,
           --------------------------
the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Attached to Schedule 2.25 are copies of any written agreements and the summary of terms for any agreements, written or oral, with respect to such fees.

     2.26  Employee Matters and Benefit Plans.
           ----------------------------------

           (a)  Definitions.  With the exception of the definition of
                -----------
"Affiliate" set forth in Section 2.26(a)(i) below (such definition shall only apply to this Section 2.26), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i)    "Affiliate" shall mean any other person or entity under
                       ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii)   "COBRA" shall mean the Consolidated Omnibus Budget
                       -----
Reconciliation Act of 1985, as amended;

               (iii)  "Company Employee Plan" shall refer to any plan, program,
                       ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or for the benefit of any "Employee" (as defined
                                                          --------
below), and pursuant to which the Company has or may have any material liability contingent or otherwise;

               (iv)   "DOL" shall mean the United States Department of Labor.
                       ---

               (v)    "Employee" shall mean any current, former, or retired
                       --------
employee, officer, or director of the Company or any Affiliate;

               (vi)   "Employee Agreement" shall refer to each management,
                       ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

               (vii)  "ERISA" shall mean the Employee Retirement Income
                       -----
Security Act of 1974, as amended;

               (viii) "FMLA" shall mean the Family Medical Leave Act of 1993,
                       ----
as amended;

               (ix)   "IRS" shall mean the Internal Revenue Service;
                       ---

               (x)    "Multiemployer Plan" shall mean any "Pension Plan" (as
                       ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (xi)   "Pension Plan" shall refer to each Company Employee Plan
                       ------------
which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  Schedule 2.26(b) contains an accurate and complete
               --------
list of each Company Employee Plan and each Employee Agreement. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

          (c)  Documents.  The Company has provided or made available to Parent
               ---------
(i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vii) all material written agreements and contracts relating to each Company Employee Plan; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices;
(xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company Employee Plan; (xii) all discrimination tests, if any, for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          (d)  Employee Plan Compliance.  Except as set forth on Schedule
               ------------------------
2.26(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for and obtain such a letter; (iii) no non-exempt "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and
(v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates and its (other than ordinary administration expenses typically incurred in a termination event);
(vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 501(i) of ERISA or Section 4975 through 4980 of the Code.

          (e)  Pension Plans.  The Company does not now, nor has it ever,
               -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f)  Multiemployer Plans.  At no time has the Company contributed to
               -------------------
or been requested to contribute to any Multiemployer Plan.

          (g)  No Post-Employment Obligations.  Except as set forth in
               ------------------------------
Schedule 2.26(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  COBRA.  Neither the Company nor any Affiliate has, prior to the
               -----
Closing Date, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of the California Family Rights Act applicable to its Employees.

          (i)  Effect of Transaction.  Except as provided in Section 1.6 of
               ---------------------
this Agreement or as set forth on Schedule 2.26(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events other than Pension Plan termination) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (j)  Employment Matters.  Schedule 2.26(j) lists all current officers,
               ------------------
directors and employees of the Company. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or to the Company's best knowledge, reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy. Each person who is acting or has acted as a consultant to the Company is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company. Schedule 2.26(j) also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

           (k)  Labor.  No work stoppage or labor strike against the Company is
                -----
pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.26(k), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in any liability to the Company. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.26(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

           (l)  No Interference or Conflict.  To the knowledge of the Company,
                ---------------------------
no stockholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.27  Bank Accounts.  Schedule 2.27 constitutes a full and complete list of
           -------------
all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

     2.28  Indemnification Obligations.  The Company has no knowledge of any
           ---------------------------
action, proceeding or other event pending or threatened against any officer or director of the Company which would give rise to any indemnification obligation of Company to its officers and directors under its Certificate of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

     2.29  Pooling of Interests.  Neither the Company nor any of its Affiliates
           --------------------
(as defined in Section 6.14) has taken or agreed to take any action which, to the Company's knowledge, could materially negatively affect the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests."

     2.30  Cisco Systems.  (i) The Company has complied with all of its
           -------------
obligations under the Letter dated June 19, 1998 from Atreve Software, Inc. to Cisco Systems, Inc. ("Right of First
                      --------------

Negotiation") and Cisco Systems, Inc. ("Cisco") has neither pursued nor has
-----------                             -----
pursued nor has additional rights under the Right of First Negotiation; and (ii) the Company has complied with all of its delivery obligations under Phase One of the Development and License Agreement by and between Cisco and the Company executed on December 30, 1998 ("Development Agreement") and Cisco (a) has
                                ---------------------
accepted the materials delivered by the Company under Phase One of the Development Agreement; and (ii) is shipping the materials delivered by the Company under Phase One of the Development Agreement. The Company is negotiating in good faith with Cisco an amendment to the Phase Two Delivery Obligations of the Development Agreement.

     2.31  FMR Corp.  Pursuant to the Software Purchase Agreement entered into
           --------
with FMR Corp. dated September 29, 1998 ("Software Purchase Agreement"), the Company has (i) complied with all of its obligations under the Software Purchase Agreement; and (ii) fulfilled all of its delivery obligations under Section 4.1(a) of the Software Purchase Agreement such that Fidelity's Repurchase Option under Section 4.1(b) of the Software Purchase Agreement has not and will not take effect.

     2.32  Digital Island, Inc.  The Company has complied with all of its
           -------------------
obligations under the United States End Use Software License Agreement by and between Digital Island, Inc. and the Company dated March 8, 1999 ("Digital Island Agreement") and complied with all of its delivery obligations under
Article 9 of the Digital Island Agreement.

     2.33  Accounts Receivable.  The Company's accounts receivable listed on the
           -------------------
Current Company Balance Sheet (i) have arisen in the normal course of business,
(ii) represent bona fide indebtedness incurred by the applicable account debtors, and (iii) are fully collectible, subject to the Company's reasonable reserve for bad debt, and are not subject to any bona fide defenses or set offs.

     2.34  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company and specifically excluding any information prepared by or relating to Parent or Merger Sub), contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.35  Reorganization.  Neither the Company nor any of its Affiliates (as
           --------------
defined in Section 6.14) has taken or agreed to take any action which would reasonably be expected to cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1  Organization of Parent and Merger Sub.  Parent is a corporation duly
          -------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent or Merger Sub or the ability of either to consummate the transactions contemplated hereby.

     3.2  Authority.  Parent and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Parent or on which Parent's business, financial condition, operations or prospects is substantially dependent, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a material adverse effect on Parent or Merger Sub. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any conflict), is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (ii) such other consents, waivers, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

     3.3  Parent Common Stock.  The shares of Parent Common Stock to be issued
          -------------------
pursuant to the Merger and upon exercise of Company Options and Stock Purchase Rights assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable; provided, however, that the Parent Common Stock to be issued
            --------  -------
hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

     3.4  SEC Filings; Parent Financial Statements.
          ----------------------------------------

          (a) Parent has filed all forms, reports, and documents required to be filed by Parent with the SEC and has made available to the Company such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof until the closing) are referred to herein as the "Parent SEC
                                                              ----------
Reports." As of their respective filing dates, the Parent SEC Reports (i)
-------
complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements of Parent (including, in each case, the notes thereto), included in the Parent SEC Reports (the "Parent Financial Statements"), including each Parent SEC Report filed
      ---------------------------
after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

     3.5  No Material Adverse Change.  Since the date of the balance sheet
          --------------------------
included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred any material adverse change in the financial condition, liabilities, assets or business of Parent.

     3.6  Reorganization.  Neither Parent nor Merger Sub nor any Affiliate (as
          --------------
defined in Section 6.14) of Parent or Merger Sub has taken or agreed to take any action which would reasonably be expected to cause the Merger to fail to qualify as a tax free reorganization wihtin the meaning of Section 368(a) of the Code.

                                  ARTICLE IV

                    SECURITIES ACT COMPLIANCE; REGISTRATION

     4.1  Securities Act Exemption.  The Parent Common Stock to be issued
          ------------------------
pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemption from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof. Prior to the Closing Date, each of the Company's stockholders shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

     4.2  Stock Restrictions.  In addition to any legend imposed by applicable
          ------------------
state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

     4.3  The Company Stockholders' Restrictions Regarding Securities Law
          ---------------------------------------------------------------
Matters.  Each stockholder of the Company, by virtue of the Merger and the
-------
conversion into Parent Common Stock of the Company Capital Stock held by such stockholder, shall be bound by the following provisions:

          (a) Such stockholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

          (b) Such stockholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Stockholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

     4.4  Registration Rights.  Parent agrees that the stockholders of the
          -------------------
Company receiving Parent Common Stock in the Merger shall be entitled to the registration rights set forth in the Declaration of Registration Rights to be delivered by Parent at Closing in substantially the form attached hereto as Exhibit E (the "Declaration of Registration Rights").
---------       ----------------------------------

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options or Stock Purchase Rights or Company Common Stock subject to vesting, or reprice Company Options or Stock Purchase Rights granted under the Option Plan or authorize cash payments in exchange for any such outstanding options;

          (b) Make any payments or enter into any commitment or transaction outside of the ordinary course of business in excess of $10,000;

          (c) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

          (d) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to end-user licenses granted to customers of the Company in the ordinary course of business);

          (e) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (f) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts;

          (g) Commence any litigation except to enforce its rights hereunder or under any agreements related hereto;

          (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock other than repurchases of Common Stock from employees, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the termination of employment services;

          (i) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

          (j) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding Company Options, Stock Purchase Rights, warrants or Preferred Stock);

          (k) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (l) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate in any 30-day period;

          (m) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (n) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (o) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

          (p) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice (provided that the price per share of any equity participation in the Company shall be agreed in advance by Parent);

          (q) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's directors, officers or key employees;

          (r) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (s) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to August 31, 1999 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

          (t) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (u) Enter into any strategic alliance, joint development or joint marketing agreement;

          (v) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

          (w) Take or agree to take any action which would preclude the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests;" or

          (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Preparation of Information Statement.  As soon as practicable after
          ------------------------------------
the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement for the stockholders of the Company to approve this Agreement, the Merger and the transactions contemplated hereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use its best efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company stockholders approve this Agreement and the transactions contemplated hereby and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

     6.2  Stockholder Approval.  The Company shall promptly after the date
          --------------------
hereof and in accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws, use commercially reasonable efforts to obtain the approval by the Company's stockholders of the Merger, this Agreement and the transactions contemplated hereby. The Company shall ensure that the stockholder approval is solicited in compliance with Delaware Law, the Certificate of Incorporation and Bylaws of the Company and all other applicable legal requirements. The Company agrees to use its best efforts and to take all action necessary or advisable to secure the necessary votes required by Delaware Law to effect the Merger. Parent will make a representative available to stockholders to answer any questions Company stockholders may have regarding the Parent's business, management and financial affairs.

     6.3  Access to Information.  The Company shall afford Parent and its
          ---------------------
accountants, legal counsel, and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the properties, books, contracts, commitments and records of the Company and
(b) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     6.4  Confidentiality.  The parties acknowledge that the Company and Parent
          ---------------
have previously executed a Mutual Confidentiality Agreement, dated as of May 29, 1999 and amended on June 10, 1999 (the "Confidentiality Agreement"), which
                                        -------------------------
Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     6.5  Public Disclosure.  Unless otherwise required by law (including,
          -----------------
without limitation, securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to Company stockholders pursuant to Section 6.2 or disclosures necessary or desirable to obtain the consents contemplated by Section 6.6) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     6.6  Consents.  Each of Parent and the Company shall promptly apply for or
          --------
otherwise seek and use commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including, with respect to the Company, all consents, waivers, or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of the consents and approvals required to be obtained by the Company for the consummation of the Merger are set forth in Schedule 2.6.

     6.7  FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     6.8  Legal Conditions to the Merger.  Each of Parent, Merger Sub and the
          ------------------------------
Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.9  Best Efforts; Additional Documents and Further Assurances.  Each of
          ---------------------------------------------------------
the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement, and the transactions contemplated hereby.

     6.10 Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to
              --------  -------
this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     6.11 Pooling Accounting.  Parent and the Company shall each use its best
          ------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its best efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Except for any agreements in effect as of the date hereof, neither Parent nor the Company shall take any action, either before or after consummation of the Merger, including the acceleration of vesting of any options, stock purchase rights, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to interfere with Parent's ability to account for the Merger as a pooling of interests.

     6.12  Reorganization.  It is the intent of the Company, Parent, Merger Sub
           --------------
and the Surviving Corporation that this Merger qualifies as a tax-free reorganization under Section 368(a) of the Code, and the Company, Parent, Merger Sub and the Surviving Corporation covenant and agree not to take any actions inconsistent with such intent.

     6.13  Declaration of Registration Rights.  Parent agrees that the
           ----------------------------------
stockholders of the Company receiving Parent Common Stock in the Merger pursuant to Sections 1.6(a) and (b) hereto shall be entitled to the registration rights set forth in the Declaration of Registration Rights.

     6.14  Affiliate Agreements.  Schedule 6.14 sets forth those persons who, in
           --------------------
the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Regulation C under the Securities Act (each such person an "Affiliate"). The Company shall provide Parent such information and documents as
 ---------
Parent shall reasonably request for purposes of reviewing such list. Each of Parent and the Company has delivered or shall cause to be delivered to the other, concurrently with the execution of this Agreement, from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B (for Affiliates of the Company) or Exhibit C (for Affiliates
          ---------                                    ---------
of Parent). Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Affiliate Agreements.

     6.15  Form S-8.  Parent shall file a Registration Statement on Form S-8
           --------
with the SEC covering the shares of Parent Common Stock issuable with respect to assumed Company Options or Stock Purchase Rights no later than 15 business days after the Closing Date.

     6.16  Nasdaq National Market.  Parent shall authorize for listing on the
           ----------------------
Nasdaq National Market the shares of Parent Common Stock issuable, in connection with the Merger, upon official notice of issuance and shall take all other acts as necessary or appropriate to cause such shares to become and remain so listed.

     6.17  Voting Agreements.  Concurrently with the execution of this
           -----------------
Agreement, the Company will cause the persons and entities listed on Schedule
6.17 hereto to execute Voting Agreements in the form attached hereto as Exhibit
                                                                        -------
A (the "Voting Agreements"), agreeing, among other things, to vote in favor of
-       -----------------
the Merger and against any competing proposals.

     6.18  Employment and Non-Competition Agreements.  Concurrently with the
           -----------------------------------------
execution of this Agreement, the Company will cause the employees listed on
Schedule 6.18 to execute Employment and Non-Competition Agreements in the form attached as Exhibit C (the "Employment and Non-Competition Agreements").
            ---------       -----------------------------------------

     6.19  Blue Sky Laws.  Parent shall take such steps as may be necessary to
           -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     6.20  Indemnification.
           ---------------

           (a) From and after the Effective Time, Parent will, and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification provisions under the indemnification agreements identified in Schedule 6.20 of the Company Disclosure Schedule, and Company's Certificate of Incorporation or Bylaws as each is in effect on the date hereof (the persons to be indemnified pursuant to the provisions referred to in this Section 6.20 shall be referred to herein as, collectively, the "Indemnified Parties"). The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and Bylaws as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

           (b) This Section 6.20 shall survive consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     6.21  Benefit Arrangements.  Parent covenants and agrees that to the extent
           --------------------
permitted by applicable law and to the extent the existing benefit plans and arrangements provided by Company to its employees are terminated on or after the Effective Time, such employees shall be entitled to benefits which are available or subsequently become available to Parent's employees, and on a basis which is on parity with Parent's employees. For purposes of satisfying the terms and conditions of such plans, Parent shall give full credit for eligibility, vesting or benefit accrual for each participant's period of service at the Company prior to the Effective Time.

     6.22  Termination of Company Investor Rights.  The Company shall take such
           --------------------------------------
steps as may be necessary to provide for the termination as of the Closing of all Company investor rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

     6.23  No Solicitation.  From and after the date of this Agreement until the
           ---------------
earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and the Company will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any "Acquisition Proposal" (as defined herein) by any person, entity, or group
 --------------------
(other than Parent and its affiliates, agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books, or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity, or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to
               --------------------
(i) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (ii) sales by the Company of any Company Capital Stock

(including, without limitation, by way of a tender offer or an exchange offer) other than pursuant to Company Options or Stock Purchase Rights otherwise disclosed in this Agreement. The Company, will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (i) notify Parent if, after the date of this Agreement, it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

     6.24  Options.  Promptly following the Closing, Parent will grant options
           -------
to purchase up to 275,000 shares of its Common Stock to employees of the Company who are retained by Parent (both permanently and in transitional roles). These options will be granted in accordance with Parent's stock option plans and the requirements for accounting for the Merger as a pooling of interests. The options will generally vest over 50 months, with 12% of the shares vesting six months following the Closing Date and 2% of the shares vesting at the end of each calendar month thereafter, subject in each case to continued employment with or service to Parent following the Closing.

     6.25  Severance.  All employees of the Company who are not retained by
           ---------
Parent after the Closing Date shall receive severance payments of two weeks salary for each year of service with the Company(to be prorated accordingly for incomplete years), with a minimum of four weeks salary to be granted to each employee. In addition, each employee of the Company who is retained by Parent after the Closing Date, but (i) whose employment with Parent is terminated without cause or (ii) whose annual salary and bonus are reduced substantially from the annual salary and bonus paid to such employee immediately prior to the Effective Time, in either case, at any time on or prior to the first anniversary of the Closing Date, shall receive severance payments in accordance with Parent's severance program then in effect.

     6.26  Termination of Advisory Board.  The Company shall take such steps as
           -----------------------------
may be necessary to provide for the termination as of the Closing of all members of the Company's advisory board.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

     7.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)  Stockholder Approval.  This Agreement shall have been approved
               --------------------
and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (c)  Opinion of Accountants.  PricewaterhouseCoopers LLP shall have
               ----------------------
delivered a letter to Parent and the Company affirming that firm's written concurrence, delivered concurrently with the Closing, with Parent management's and the Company management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

          (d)  Tax Opinion.  Parent and the Company shall each have received
               -----------
written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, P.C., and Testa, Hurwitz & Thibeault, LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

          (e)  Closing Date Payment Schedule.  Parent and the Company shall
               -----------------------------
each have reviewed and approved a schedule (the "Closing Date Payment Schedule")
                                                 -----------------------------
reflecting, as of the Effective Time (i) for each holder of Company Capital Stock, the number of shares of Company Capital Stock held, the aggregate number of shares of Parent Common Stock payable to such holder in the Merger, the number of such shares payable promptly after the Effective Time (in accordance with Section 1.6) and payable into the Escrow Fund (as defined in Section 8.2(a)), and the amount of cash payable to such holder for any fractional shares, and (ii) for each holder of Company Options or Stock Purchase Rights, the number of shares of Company Common Stock issuable upon exercise thereof immediately prior to the Effective Time, the number of shares of Parent Common Stock issuable upon exercise thereof following their assumption by Parent (in accordance with Section 1.6(f)), and the per share exercise price thereof upon such assumption.

     7.2  Additional Conditions to Obligations of the Company.  The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

          (b)  Agreements and Covenants.  Parent and Merger Sub shall have
               ------------------------
performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 9.1(e) below) in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c)  Legal Opinion.  The Company shall have received a legal opinion
               -------------
from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Parent, in substantially the form attached hereto as Exhibit G.
                            ---------

          (d)  No Material Adverse Change.  There shall not have occurred any
               --------------------------
material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent. For purposes of this condition, a change attributable solely to a reduction in the trading price of Parent's Common Stock, as reported on the Nasdaq National Market, or the failure of Parent's financial results (i.e., revenue, operating loss or loss) for the quarter and year ended September 30, 1999 to meet or exceed public analyst or investor expectations, shall not constitute a material adverse change, whether occurring at any time or from time to time.

          (e)  Declaration of Registration Rights.  Parent shall have executed
               ----------------------------------
and delivered the Declaration of Registration Rights.

     7.3  Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement (including the Company Schedules) (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time except (A) in each case, or in the aggregate, as do not constitute a Material Adverse Effect on the Company, provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties contained in Sections 2.3 and 2.14, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date or for a particular period, which representations and warranties shall have been true and correct except as do not constitute a Material Adverse Effect on the Company as of such particular date, provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties contained in Sections 2.3 and 2.14; for purposes of this condition, none of the events described in clauses (i) through (iv) of the last sentence of
Section 7.3(e) shall be deemed to constitute or contribute to a Material Adverse Effect; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company, which certificate shall set forth any update of, or modification to, the Company Schedules to reflect any exceptions to the representations and warranties of the Company contained in this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, such update of, or modification to, the Company Schedules shall be disregarded.)

          (b)  Agreements and Covenants.  The Company shall have performed or
               ------------------------
complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

          (c)  Third Party Consents.  Parent shall have been furnished with
               --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 7.3(c).

          (d)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
Testa, Hurwitz & Thibeault, LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit H.
                            ---------

          (e)  No Material Adverse Change. There shall not have occurred any
               ---------------------------
material adverse change in the business, assets (including intangible assets), financial condition or results of operations of the Company since August 31, 1999. For purposes of this condition, the following shall not constitute a material adverse change: (i) changes in economic conditions or changes in the industry in which the Company competes; (ii) the loss of one or more customers, potential customers, distribution partners or potential distribution partners;
(iii) continued operating losses incurred by the Company in the ordinary course of business; or (iv) the failure of the Company's financial results (i.e. revenue, operating loss or loss) for the quarter ended September 30, 1999 (or any period within such quarter) to meet or exceed the Company's internal projections.

          (f)  Dissenters' Rights.  Holders of not more than 5% of the
               ------------------
outstanding shares of Company Capital Stock shall have exercised, nor shall they have any rights or continued right to exercise, appraisal or dissenters' rights under Delaware or Massachusetts Law with respect to the transactions contemplated by this Agreement.

          (g)  Termination of Company Investor Rights.  Parent shall have been
               --------------------------------------
furnished evidence reasonably satisfactory to it that all investor rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have terminated as of the Closing.

          (h)  Escrow Schedule.  The Company shall have executed and delivered
               ---------------
to Parent the Escrow Schedule (as defined in Section 8.2 hereof).

          (i)  Employment and Non-Competition Agreements.  All Employment
               -----------------------------------------
Agreements entered into in connection with this Agreement shall continue to be in full force and effect at the Closing.

          (j)  Conversion of Preferred Stock.  All shares of Series A Preferred
               -----------------------------
Stock and Series B Preferred Stock of the Company shall have converted into Company Common Stock in accordance with the Company's Certificate of Incorporation, subject to and effective upon the consummation of the Merger.

                                 ARTICLE VIII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     8.1  Survival of Representations and Warranties.  All of the Company's
          ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date").
                                                   ----------------

     8.2  Escrow Arrangements.
          -------------------

          (a)  Escrow Fund.  At the Effective Time the Company's stockholders
               -----------
will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company stockholder, will be deposited with U.S. Bank Trust NA (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an
                              ------------
escrow fund (the "Escrow Fund") to be governed by the terms set forth herein.
                  -----------
The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a) and shall be in the respective share amounts and percentages listed opposite each Company's stockholder's names listed in a schedule to be executed by the Company and delivered to Parent at Closing (the "Escrow Schedule"). All shares of Parent
                                     ---------------
Common Stock contributed to the Escrow Fund shall not be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation. No portion of the Escrow Amount shall be contributed with respect to Company Options or Warrants. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its
                ----                    ------
officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger) or (ii) any failure by the Company to perform or comply with any covenant contained herein; provided that claims arising out of an inaccuracy or breach of any representations and warranties and any covenant of the Company contained in this Agreement and in any certificate, instrument, schedule or document delivered by the Company at the Closing in connection with this Agreement or the Merger must be asserted on or before 5:00 p.m. (California Time) on the Expiration Date. Except as otherwise provided herein, Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 8.2 below) identifying Losses, the aggregate amount of which exceed $300,000, have been delivered to the Escrow Agent as provided in paragraph (e) and such amount is determined pursuant to this Article VIII to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses (including any Losses within the $300,000 threshold) for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VIII; provided, however, that to the extent either legal fees or
                      --------  -------
investment
banking fees incurred by the Company in connection with this Agreement and the Merger each individually exceed $125,000 and $1,500,000, such excess shall be deemed a Loss for purposes of Article VIII and shall be immediately reimbursable to Parent in accordance with this Article VIII (without regard to the $300,000 minimum threshold for Losses and without counting toward the $300,000 threshold).

          (b)  Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided,
                                              -------------    --------
however, that the Escrow Period shall not terminate with respect to such amount
-------
(or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Escrow Schedule). At all times during the Escrow Period, the Company stockholders shall be deemed to be the record holders of their respective amounts of the Parent Common Stock comprising the Escrow Amount.

          (c)  Protection of Escrow Fund.
               -------------------------

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("New Shares") in respect of Parent Common Stock in the
                           ----------
Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

               (iii) Each Company stockholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any executive officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly
     ---------------------
accrued or reasonably anticipates that it will have to pay or accrue Losses, and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses; provided, however, that no shares of Parent Common Stock shall be delivered to Parent as a result of a claim based upon an accrual or upon a substantial likelihood of having to incur, pay or accrue Losses until such time as Parent has actually incurred or paid Losses. All shares of Parent Common Stock subject to such claims shall remain in the Escrow Fund until Losses are actually incurred or paid or the Parent determines in its reasonably good faith judgment that no Losses will be required to be incurred or paid (in which event such shares shall be distributed to the former Company Stockholders in accordance with Section 8.2(b)).

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent's Common Stock on the Nasdaq Stock Market for the fifteen (15) trading day period ending on the trading day immediately preceding the Closing Date. Parent and the Securityholder Agent shall certify such determined value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

          (e)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara Counties, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this
Section 8.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent the sum of one-half ( 1/2) or less of the disputed amount plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration, independent of the escrow fund.

          (g)  Securityholder Agent of the Stockholders; Power of Attorney.
               -----------------------------------------------------------

               (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Ted R. Dintersmith shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each
                                                 --------------------
stockholder of the Company (except such stockholders, if any, as shall have perfected their dissenters' rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

               (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (h)  Actions of the Securityholder Agent.  A decision, act, consent or
               -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

          (i)  Third-Party Claims.
               ------------------

               (i) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a "Third Party
                                                                 -----------
Claim"), which may give rise to a claim by Parent against the Escrow Fund, then
-----
Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third party Claim as is reasonably available to Parent; provided,
                                                                       --------
however, that no delay or failure on the part of Parent in notifying the
-------
Securityholder Agent shall relieve the Securityholder Agent and the Company stockholders from any obligation hereunder unless the Securityholder Agent and the Company stockholders are thereby materially prejudiced in the defense of such claim (and then solely to the extent of such prejudice). The Securityholder Agent and the Company stockholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

               (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 8.2(i)(a) hereinabove, the Securityholder Agent and the Company stockholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company stockholders independent of the Escrow Fund, so long as:

                      a) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 8.2(d)(ii) hereof;

                      b) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                      c) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and

                      d) counsel selected by the Securityholder Agent is reasonably acceptable to Parent.

     If the Securityholder Agent and the Company stockholders so assume any such defense, the Securityholder Agent and the Company stockholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company stockholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable.

               (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 8.2(i)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

               (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim within a reasonable period of time after receiving written notice thereof, which Securityholder Agent had the right to assume under Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); provided,
                                                                 --------
however, that except with the written consent of the Securityholder Agent, no
-------
settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Company stockholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

          (j)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and the Escrow Agent, may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow

Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. Except for gross negligence or willful misconduct on the part of the Escrow Agent, the Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's reasonable discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in
                                                     --------  -------
the event the Securityholder Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by a Company stockholder or Company stockholders, then such Company stockholder or Company stockholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (k)  Fees.  All fees of the Escrow Agent for performance of its duties
               ----
hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

          (l)  Maximum Liability and Remedies. The rights of Parent to make
               ------------------------------
claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement and no former stockholder, option holder, warrant holder, director, officer, employee or agent of Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger; provided, however, that the foregoing limitation shall not apply in the case of matters involving intentional fraud and willful misconduct with respect to any person who was involved in such intentional fraud or willful misconduct.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination.  Except as provided in Section 9.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Closing
Date:

          (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

          (b) by either Parent or the Company if: (i) the Closing Date has not occurred by October 15, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided,
                                                                   --------
however, that if such breach is curable by the Company prior to October 15, 1999
-------
through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured prior to October 15, 1999 (but no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in
Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub prior
--------  -------
to October 15, 1999 through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured prior to October 15, 1999 (but no cure period shall be required for a breach which by its nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action, and such action shall be effective upon delivery of the notice described in Section 9.2.

     9.2  Effect of Termination.  Any termination of this Agreement under
          ---------------------
Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

     9.3  Amendment.  Except as is otherwise required by applicable law, prior
          ---------
to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Company stockholders who receive more than 50% of the Parent Common Stock issued or to be issued pursuant to
Section 1.6.

     9.4  Extension; Waiver.  At any time prior to the Effective Time, Parent
          -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)  if to Parent or Merger Sub, to:
                Inktomi Corporation
                4100 E. Third Avenue
                Foster City, California 94404
                Attention:  Timothy J. Stevens, Esq.
                            Vice President, General Counsel
                Telephone:  (650) 653-2866
                Facsimile:  (650) 653-2466

                with a copy to:

                Wilson Sonsini Goodrich & Rosati, P.C.
                650 Page Mill Road
                Palo Alto, California 94304
                Attention:  Douglas H. Collom, Esq.
                            Roger E. George, Esq.
                Telephone:  (650) 493-9300
                Facsimile:  (650) 493-6811

           (b)  if to the Company, prior to the Effective Time, to:

                WebSpective Software, Inc.
                66 B Street
                Needham, MA  02494
                Attention:  Glenn D. House
                            President and Chief Executive Officer
                Telephone:  (718) 449-2299
                Facsimile:  (718) 444-5094
               with a copy to:
               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, MA  02110
               Attention:   William J. Schnoor, Esq.
               Telephone:   (617) 248-7000
               Facsimile:   (617) 248-7100

          (c)  if to the Securityholder Agent:

               Ted R. Dintersmith
               Charles River Partnership VII L.P.
               1000 Winter Street
               Waltham, MA  02154

          (d)  if to the Escrow Agent:

               U.S. Bank Trust NA
               Global Escrow Depository Services
               One California Street, 4th Floor
               San Francisco, California 94111
               Attention:   Ann Gadsby
               Telephone:   (415) 273-4532
               Facsimile:   (415) 273-4593

     10.2  Expenses.
           --------

           (a) In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

           (b) Subject to the provisions of Section 8.2, in the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company. Without limiting the forgoing, on the Closing Date the Surviving Corporation (or Parent on behalf of Surviving Corporation) shall pay to Testa, Hurwitz & Thibeault, LLP, Company counsel, the aggregate amount of Company attorneys' fees and expenses payable thereto in connection with this Agreement and the transactions contemplated hereby, provided that Parent receives a written invoice for such fees and expenses at least three (3) days prior to the Closing Date;

     10.3  Interpretation.  The words "include," "includes" and "including" when
           --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.5  Entire Agreement; Assignment.  Except for the Confidentiality
           ----------------------------
Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     10.6  Severability.  In the event that any provision of this Agreement or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.7  Other Remedies.  Except as otherwise provided herein (including as
           --------------
set forth in Section 8.2(l)), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.8  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     10.9  Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.10  Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company the Securityholder Agent (as to Article VIII only) and the Escrow Agent (as to matters set forth in Article VIII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


WEBSPECTIVE SOFTWARE, INC.                   INKTOMI CORPORATION
a Delaware Corporation                       a Delaware Corporation

By /s/ Glenn D. House, Sr.                   By /s/ David C. Peterschmidt
   ______________________________________       ________________________________
   Glenn D. House, Sr.                          David C. Peterschmidt
   President and Chief Executive Officer        President and Chief Executive
                                                 Officer


SECURITYHOLDER AGENT                         WS ACQUISITION CORPORATION
                                             a Delaware Corporation

/s/ Ted R. Dintersmith                       By /s/ David C. Peterschmidt
_________________________________________       ________________________________
Ted R. Dintersmith                              David C. Peterschmidt
                                                President and Chief Executive
                                                 Officer


ESCROW AGENT

U.S. Bank Trust NA


By /s/ Ann Gadsby
   ______________________________________
   Name:  Ann Gadsby
   Title:

                               INDEX OF EXHIBITS

Exhibit        Description
-------        -----------

Exhibit A      Form of Voting Agreement
Exhibit B      Form of Company Affiliate Agreement
Exhibit C      Form of Employment and Non-Competition Agreement
Exhibit D      Form of Certificate of Merger
Exhibit E      Form of Declaration of Registration Rights
Exhibit F      Form of Parent Affiliate Agreement
Exhibit G      Form of  Legal Opinion of Counsel to Parent
Exhibit H      Form of Legal Opinion of Counsel to the Company

                              INDEX OF SCHEDULES

Schedule    Description
--------    -----------

2.3(a)      Stockholder List
2.3(b)      Option and Warrant Holder List
2.5         Conflicts
2.6         Governmental and Third Party Consents
2.7         Company Financial Statements
2.8         Undisclosed Liabilities
2.9         No Changes
2.10(b)     Tax Returns and Audits
2.11        Restrictions on Business Activities
2.12(a)     Leased Real Property
2.12(b)     Liens on Property
2.12(c)     Equipment
2.13        Government Authorizations
2.14(a)     Registered Intellectual Property
2.14(b)     Intellectual Property Out-Licenses
2.14(c)     Intellectual Property In-Licenses
2.14(f)     Registrations and Renewal Fees
2.14(g)     Incorporation of Certain Software
2.14(i)     Transfers and Exclusive Licenses of Company Intellectual Property
2.14(m)     See Schedule 2.14(i) above
2.16        Product Warranties and Standard Forms of Agreements
2.17(a)     Agreements, Contracts and Commitments
2.17(b)     Breaches
2.18        Change of Control Payments
2.19        Interested Party Transactions
2.21        Litigation
2.25        Brokers/Finders Fees
2.26(b)     Employee Benefit Plans and Employees
2.26(d)     Employee Plan Compliance
2.26(g)     Post-Employment Obligations
2.26(i)(i)  Effect of Transaction
2.26(i)(ii) Excess Parachute Payments
2.26(j)     Officers, Directors and Employees
2.26(k)     Labor
2.27        Bank Accounts
6.14        Company Affiliate List
6.17        Company Stockholders to Sign Voting Agreement
6.18        Employees to Sign Employment and Non-Competition Agreement

                                                                     EXHIBIT A
                          WEBSPECTIVE SOFTWARE, INC.

                               VOTING AGREEMENT

     This Voting Agreement ("Agreement") is made and entered into as of
                             ---------
September 15, 1999, between Inktomi Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of WebSpective
  ------                                      -----------
Software, Inc., a Delaware corporation ("Company").
                                         -------

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Parent, Company and WS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of
            ----------
Reorganization (the "Reorganization Agreement") which provides for the merger
                     ------------------------
(the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger,
      ------
shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Reorganization Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock and/or
 ------------
Preferred Stock of the Company as is indicated on the final page of this Agreement (the "Shares").
                ------

     C. Parent desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Retain Shares.
          --------------------------

          1.1  Transfer and Encumbrance.  Stockholder agrees not to transfer
               ------------------------
(except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time during the period beginning on the date hereof and ending on the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement (provided, that if Stockholder is a signatory to the Company's Affiliate Agreement, nothing contained herein shall release such Stockholder of any of its obligations set forth under such Affiliate Agreement) and (ii) such date and time as the Reorganization Agreement shall be terminated pursuant to
Article IX thereof.

          1.2  Additional Purchases.  Stockholder agrees that any shares of
               --------------------
capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New

Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.  Agreement to Vote Shares.  At every meeting of the stockholders of the
         ------------------------
Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the principal terms of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the consummation of the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal").
Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

     3.  Stockholder Capacity.  The Stockholder is executing this Agreement
         --------------------
solely in his or her capacity as the record and beneficial owner of such Stockholder's Shares, and, if the Stockholder is a director or officer to the Company, Stockholder makes no agreement or understanding herein in his or her capacity as an officer or director. The parties hereto acknowledge and agree that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned may have as a member of the Board of Directors or executive officer of the Company; provided, that no such duty shall excuse the undersigned from his or her obligations as a Stockholder of the Company to vote the Shares and the New Shares, to the extent that they may be so voted, as herein provided and to otherwise comply with the terms and conditions of this Agreement.

     4.  Irrevocable Proxy.  Concurrently with the execution of this Agreement,
         -----------------
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with the total number of
---------
shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder and subject to the Proxy set forth therein.

     5.  Representations, Warranties and Covenants of the Stockholder.
         ------------------------------------------------------------
Stockholder hereby represents, warrants and covenants to Parent as follows:

          5.1  Ownership of Shares.  Stockholder (i) is the beneficial owner of
               -------------------
the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, except for liens arising in favor of the Company under the Company's 1998 Executive Loan Program; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          5.2  No Proxy Solicitations.  Stockholder, in his or her capacity as a
               ----------------------
Stockholder of the Company, will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a stockholders' vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or
(iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

     6.  Additional Documents.  Stockholder hereby covenants and agrees to
         --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement.

     7.  Consent and Waiver.  Stockholder hereby gives any consents or waivers
         ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party as a stockholder or pursuant to any rights Stockholder may have as a stockholder.

     8.  Termination.  This Agreement and the Proxy delivered in connection
         -----------
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     9.  Miscellaneous.
         -------------

          9.1  Severability.  If any term, provision, covenant or restriction
               ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          9.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          9.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          9.5  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to Parent:            Inktomi Corporation
                              4100 E. Third Avenue
                              Foster City, California 94404
                              Attention:  Timothy J. Stevens, Esq.

     With a copy to:          Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, California  94304-1050
                              Attention:  Douglas H. Collom, Esq.

     If to the Stockholder:   To the address for notice set forth on the last
                              page hereof.

     with a copy to:          Testa, Hurwitz, Thibeault, LLP
                              125 High Street
                              Boston, Massachusetts  02110

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          9.6  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

          9.7  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          9.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          9.9  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction of interpretation of this Agreement.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                              INKTOMI CORPORATION


                              By:  _____________________________________________
                                   David C. Peterschmidt
                                   President and Chief Executive Officer


                              STOCKHOLDER:


                              By:  _____________________________________________

                              Print
                              Name:_____________________________________________


                              Stockholder's Address for Notice:


                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

                              Shares beneficially owned:

                              _____________ shares of Common Stock

                              _____________ shares of Series A Preferred Stock

                              _____________ shares of Series B Preferred Stock

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned stockholder of WebSpective Software, Inc., a Delaware corporation ("Company"), hereby irrevocably appoints David C. Peterschmidt and
              -------
Timothy J. Stevens of Inktomi Corporation, a Delaware corporation ("Parent"),
                                                                    ------
and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or
                                   ------
securities issued or issuable in respect thereof on or after the date hereof, until (i) such time as that certain Agreement of Merger and Plan of Reorganization dated as of September 15, 1999 (the "Reorganization Agreement"),
                                                    ------------------------
among Parent, WS Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in
                             ----------
accordance with its terms; or (ii) the Merger (as defined in the Reorganization Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of September 15, 1999 between Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering
      ----------------
into the Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"), and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent and its affiliates and against any liquidation or winding up of the Company.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Reorganization Agreement at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"), and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than Parent and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable, but shall terminate on the Expiration Date (as defined in the Voting Agreement).

Dated:  September 15, 1999


Signature of Stockholder:     ______________________________


Print Name of Stockholder:    ______________________________

Shares beneficially owned:

__________ shares of Common Stock

__________ shares of Series A Preferred Stock

__________ shares of Series B Preferred Stock

                                                                     EXHIBIT B
                          WEBSPECTIVE SOFTWARE, INC.

                              AFFILIATE AGREEMENT


     This AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of
                                     ---------
September 15, 1999, between Inktomi Corporation, a Delaware corporation ("Parent") and the undersigned affiliate ("Affiliate") of Webspective Software,
  ------                                   ---------
Inc., a Delaware corporation ("Company").
                               -------

     WHEREAS, Parent and Company propose to enter into an Agreement and Plan of Reorganization ("Reorganization Agreement") pursuant to which a subsidiary of
                 ------------------------
Parent will merge into Company ("Merger"), and Company will become a subsidiary
                                 ------
of Parent (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement);

     WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of Parent;

     WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of Company and Parent will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement;

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   Acknowledgments by Affiliate. Affiliate acknowledges and understands
          ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his or her professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2.   Covenants Related to Pooling of Interests. During the period beginning
          -----------------------------------------
from the date hereof and ending on the second day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any securities of the Company (including any securities of the Company which may be acquired after the date of this Agreement), or shares of Parent Common Stock received by Affiliate in connection with the Merger. Parent may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates.

     3.   Representation Related to Beneficial Ownership of Stock. Except for
          -------------------------------------------------------
the Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, options to purchase shares of Company Common Stock and warrants to purchase shares of Company Capital Stock set forth in Appendix A hereto, Affiliate does
                                             ----------
not beneficially own any equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

     4.   Miscellaneous.
          -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


                              INKTOMI CORPORATION



                              By:  __________________________________________
                                   David C. Peterschmidt
                                   President and Chief Executive Officer


                              AFFILIATE


                              By:____________________________________________

                              Name of Affiliate:_____________________________


                              Name of Signatory (if different from name of Affiliate):____________________________________

                              Title of Signatory
                              (if applicable):_______________________________

                                  APPENDIX A
                                  ----------


Affiliate:  ____________________________________________________________________

Total Number of shares of Company
Common Stock owned on the date hereof:__________________________________________

Total Number of shares of Company
Series A Preferred Stock owned on the date hereof:______________________________

Total Number of shares of Company
Series B Preferred Stock owned on the date hereof:______________________________

Total Number of options to purchase Company Common Stock and Warrants to purchase Company Capital Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                     EXHIBIT C
                                EMPLOYMENT AND
                           NON-COMPETITION AGREEMENT


     This Employment and Non-Competition Agreement is entered into by and between Inktomi Corporation ("Inktomi"), Webspective Software, Inc., ("Webspective") and __________ ("Employee") as of ___________, 1999.

                                   RECITALS

     A. Pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated as of September __, 1999 by and between Inktomi, WS Acquisition Corporation ("Sub") and Webspective, Sub will merge with and into Webspective (the "Merger") and any shares of Webspective capital stock owned by Employee will be exchanged for Inktomi Common Stock and any options to acquire Webspective Common Stock will be assumed by Inktomi and become options to acquire Inktomi Common Stock;

     B. Employee owns an equity interest in Webspective (whether through outstanding capital stock or options to purchase capital stock), has served as a ________________________ at Webspective and has gained substantial knowledge and expertise in connection with Webspective's products, organization and customers;

     C. Inktomi desires to provide for the continued services of Employee following the Merger;

     D. Inktomi and Employee acknowledge that it would be detrimental to Inktomi if Employee would compete with Inktomi following the Merger;

     E. Webspective is engaged in the development, manufacturing, distributing and licensing of software related to network traffic management, Internet applications management and content distribution (the "Business");

     F. It is a condition to the obligation of Inktomi to consummate the Merger that certain key employees of Webspective, including Employee, enter into this Agreement;

     G. As inducement to Inktomi to consummate the Merger, and in consideration of the amounts paid to stockholders of Webspective under the Merger Agreement, Employee desires to agree with Inktomi as further provided herein;

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  Employment
                                  ----------

     1.1  Period of Employment. Inktomi hereby employs Employee to render
          --------------------
services to Inktomi in the position and with the duties and responsibilities described in Section 2 for the period (the "Period of Employment") commencing on the Closing (as defined in the Merger Agreement) and ending upon the earlier of
(i) one (1) year from such date (the "Term Date"), and (ii) the date the Period of Employment is terminated in accordance with Section 1.4. After the initial one-year Period of Employment, the employment relationship between Inktomi and Employee shall be at will.


     1.2  Position, Duties, Responsibilities.
          ----------------------------------

          (a)  Position. Employee hereby accepts employment with Inktomi as
               --------
indicated on Exhibit A (or in such other position(s) as may be designated from
             ---------
time to time by Employee's supervisor and shall initially report to the person indicated on Exhibit A. Employee agrees to devote his entire time, attention,
             ---------
energies and skills during usual business hours (and outside those hours when reasonably necessary to the performance of his duties hereunder) to the business and interests of Inktomi during the Period of Employment. However, Employee may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.

          (b)  Other Services. Employee may be required in pursuance of his
               --------------
duties hereunder to perform services for any affiliated company but shall not be entitled to any additional compensation for such services. Employee shall obey all reasonable policies of Inktomi and reasonable applicable policies of its affiliated companies.

     1.3  Compensation, Benefits, Expenses.
          --------------------------------

          (a)  Compensation. In consideration of the services to be rendered
               ------------
hereunder, including, without limitation, services to any affiliated company, Employee shall be paid the compensation set forth on Exhibit A (the
                                                     ---------
"Compensation"), payable at the time and pursuant to the procedures regularly established, and as such time and procedures may be amended, by Inktomi during the Period of Employment. Inktomi shall review annually the Compensation and in light of such review may, in its discretion, increase the Compensation, taking into account Employee's responsibilities, inflation in the cost of living, performance by Employee and other pertinent factors.

          (b)  Benefits; Expenses. Employee shall be entitled to such expense
               ------------------
accounts, vacation time, sick leave, perquisites of office, fringe benefits, insurance coverage and other terms and conditions of employment as Inktomi generally provides to its employees having rank and seniority at Inktomi comparable to Employee, as the same may be changed from time to time.

     1.4  Termination of Employment.
          -------------------------

          (a)  By Death. The Period of Employment shall terminate automatically
               --------
upon the death of Employee. Inktomi shall pay to Employee's beneficiaries or estate, as appropriate, the Compensation to which he is entitled through the end of the month in which death occurs. Thereafter, Inktomi's obligations hereunder shall terminate. Nothing in this subsection (a) shall affect any entitlement of Employee's heirs to the benefits of any life insurance plan.

          (b)  By Disability. If, during the term of this Agreement, Employee
               -------------
should become Totally Disabled (as hereinafter defined), Inktomi shall have the right, to the extent permitted by law, in its sole discretion, to terminate this Agreement and Employee's employment with Inktomi, in which case Employee's Compensation shall be paid up through the last day of the month in which it has been determined that Employee has become Totally Disabled. Nothing in this subsection (b) shall affect Employee's rights under any disability plan in which he is a participant. For purposes hereof, Employee shall be considered "Totally Disabled" if (i) Employee is entitled to benefits under any long-term disability income plan applicable to Employee or (ii) Employee's physical and/or mental condition is such that Employee is unable to perform those duties Employee would otherwise be expected to continue to perform as an employee of Inktomi, and Employee's non-performance of such duties can reasonably be expected to continue or does continue for not less than six (6) months. The determination that Employee is Totally Disabled shall be made in good faith by Inktomi, whose determination shall be final and binding on Employee.

          (c)  By Inktomi for Cause. Inktomi may terminate, without liability,
               --------------------
the Period of Employment for Cause (as defined below) at any time and upon written notice to Employee. Inktomi shall pay Employee his Compensation through the date of such notice and thereafter Inktomi's obligations hereunder shall terminate. Termination shall be for "Cause" if (i) Employee commits an act of fraud or embezzlement, which is to the material detriment of Inktomi, Parent or any affiliated company; (ii) Employee is convicted of a felony or other criminal act involving moral turpitude; (iii) Employee willfully fails to perform his reasonable employment duties for a period of 30 days or more (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by Inktomi, which demand specifically identifies the manner in which Inktomi believes that Employee has not substantially performed his duties; or
(iv) Employee breaches any material term of this Agreement or the Employee Confidentiality Agreement (as defined in Section 3.7 below), which breach causes or is reasonably expected to cause material harm to Inktomi, and, as to any such breach which is subject to cure, such failure or breach continues for a period of ten (10) days after Employee receives written notice of such breach from Inktomi.

          (d)  At Will. At any time, Inktomi may terminate, without liability,
               -------
the Period of Employment for any reason, with or without cause. Employee hereby agrees that Inktomi may dismiss him under this subsection (d) without regard to
(i) any general or specific policies (whether written or oral) of Inktomi relating to the employment or termination of its employees or (ii) any statements made to Employee, whether made orally or contained in any document, pertaining to Employee's relationship with Inktomi. In the event Inktomi terminates the employment relationship under this subsection (d) without cause, as severance, Inktomi shall (i) continue to pay Employee his then current base salary for a period of four weeks or for that number of weeks equal to two times the number of years that Employee has collectively worked for Inktomi and WebSpective, whichever period is longer, and (ii) if such termination occurs during the initial one year Period of Employment, pay Employee in one lump sum payment the total integration bonus set forth on Exhibit A, pro rated for the
                                                 ---------
number of months during the initial one year Period of Employment that Employee was an employee, less any portion of the integration bonus previously paid. All such payments shall be subject to applicable tax withholding.

          (e)  Resignation for Cause. Employee may resign and thereby terminate
               ---------------------
the Period of Employment, without liability, by giving 15 days notice to Inktomi in the case that (i) without Employee's written consent, Inktomi significantly reduces Employee's duties and responsibilities; (ii) Inktomi reduces Employee's Compensation; or (iii) Inktomi relocates Employee to a facility or location more than 35 miles from WebSpective's principal offices located in Needham, Massachusetts, without Employee's written consent. In the event Employee terminates the employment relationship under this subsection (e), as severance, Inktomi shall (i) continue to pay Employee his then current base salary for a period of four weeks or for that number of weeks equal to two times the number of years that Employee has collectively worked for Inktomi and WebSpective, whichever period is longer, and (ii) if such termination occurs during the initial one year Period of Employment, pay Employee in one lump sum payment the total integration bonus set forth on Exhibit A, pro rated for the number
                                         ---------
of months during the initial one year Period of Employment that Employee was an employee, less any portion of the integration bonus previously paid. All such payments shall be subject to applicable tax withholding.


                                  ARTICLE II
                                Non-Competition
                                ---------------

     2.1  Non-Competition.
          ---------------

          (a) Employee acknowledges that the promises and restrictive covenants that Employee is providing in this Agreement are reasonable and necessary to the protection of Inktomi's business and Inktomi's legitimate interests in its acquisition of Impulse (including the Impulse's goodwill) pursuant to the Merger Agreement.

          (b) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of Webspective, owns a significant number of shares of Webspective and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, Webspective was engaged in business that, due to the nature of the Internet, is global in scope. The parties further understand that Inktomi is currently engaged in business that, due to the nature of the Internet, is global in scope. (All the nations of the world shall hereafter be referred to as the "Geographic Scope of the Business".) Employee further acknowledges that Webspective and Inktomi following the Merger will continue conducting such business in all parts of the Geographic Scope of the Business. The parties expressly acknowledge and agree that the non-competition provisions contained in this Agreement are permissible and enforceable pursuant to the provisions of applicable law.

          (c) During the period commencing on the closing date of the Merger (the "Merger") and ending one year thereafter, without the prior written consent of the Chief Executive Officer of Inktomi, Employee shall not either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any person, firm, corporation, partnership or other entity:

               (i) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly or indirectly competes with the Webspective Business;

               (ii) induce or attempt to induce any person who at the time of such inducement is an employee of Webspective or Inktomi to perform work or services for any other person or entity other than Impulse or Inktomi; or

               (iii) permit the name of Employee to be used in connection with a competitive Business.

     Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to 4.9% of any class of "publicly traded securities" of any person or entity which owns a competitive Business, and up to 10% of the outstanding securities that are not "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this
Section 2.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market, and the term "passive investment" shall include an investment through a mutual fund, limited partnership or other investment vehicle which is engaged in the business of portfolio investments.

     2.2  Savings Clause. If any restriction set forth in Section 2.1 above is
          --------------
held to be unreasonable or unenforceable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.


                                  ARTICLE III
                                 Miscellaneous
                                 -------------

     3.1  Successors, Assigns, Merger. This Agreement shall be binding upon and
          ---------------------------
shall inure to the benefit of Inktomi and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

     3.2  Independence of Obligations. The covenants and obligations of Employee
          ---------------------------
set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Employee, on the one hand, and Impulse or Inktomi, on the other.

     3.3  Specific Performance. Employee agrees that in the event of any breach
          --------------------
by Employee of any covenant, obligation or other provision contained in this Agreement, Inktomi and Employee shall be entitled (in addition to any other remedy that may be available to them) to the extent permitted by applicable law
(a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     3.4  Non-Exclusivity. The rights and remedies of Inktomi and Impulse
          ---------------
hereunder are not exclusive of or limited by any other rights or remedies which Inktomi or Impulse may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Inktomi and Impulse hereunder, and the obligations and liabilities of Employee hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

     3.5  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between Inktomi and Employee relating to his employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the President of Inktomi and Employee.

     3.6  Applicable Law; Severability. This Agreement shall be construed and
          ----------------------------
interpreted in accordance with the laws of the State of Delaware without regard to conflicts of laws and principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

     3.7  Proprietary Information and Inventions Agreement. Employee shall
          ------------------------------------------------
execute Inktomi's Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit B concurrent with his execution of this Agreement.
                   ---------

     3.8  Effectiveness. This Agreement shall become effective upon the Closing,
          -------------
and, if the Closing does not occur prior to October 31, 1999, this Agreement shall immediately terminate and be of no further force or effect.


                 [Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


                                  INKTOMI CORPORATION


                                  By: _________________________________________
                                      David C. Peterschmidt
                                      President and Chief Executive Officer

                                  WEBSPECTIVE SOFTWARE, INC.


                                  By: _________________________________________
                                      Glenn House
                                      President and Chief Executive Officer

                                  EMPLOYEE:


                                  By:__________________________________________

                                  Print Name:__________________________________



                                        Employment and Non-Competition Agreement

                                   EXHIBIT A
                                   ---------


                           Description of Employment


Name of Employee:

Position/Title:

Reporting To:

Compensation:            Base Salary
                         Bonus (Inktomi MBO, if applicable)
                         Stock Options
                         Retention Bonus

                                                                     EXHIBIT D
                             CERTIFICATE OF MERGER

                                    MERGING

                          WS ACQUISITION CORPORATION,
                            A DELAWARE CORPORATION

                                 WITH AND INTO

                          WEBSPECTIVE SOFTWARE, INC.,
                            A DELAWARE CORPORATION

                     ____________________________________

     Pursuant to Section 251 of the General Corporation Law of the State of Delaware

                     ____________________________________

     WebSpective Software, Inc., a Delaware corporation ("WebSpective"), does hereby certify as follows:

     FIRST: The constituent corporations are WebSpective and WS Acquisition Corporation, a Delaware corporation ("WS").

     SECOND: An Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated September 15, 1999, among Inktomi Corporation, WS and WebSpective, setting forth the terms and conditions of the merger of WS with and into WebSpective (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 252 of the Delaware General Corporation Law.

     THIRD: The name of the surviving corporation in the Merger (the "Surviving Corporation") shall be WebSpective Software, Inc.

     FOURTH: The Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in Exhibit A hereto.
                                                ---------

     FIFTH: An executed copy of the Reorganization Agreement is on file at the principal place of business of WebSpective at the following address:

             WebSpective Software, Inc.
             66 B Street
             Needham, MA 02494

     SIXTH:   An executed copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: The authorized capital stock of WS is 1,000 no par value shares, of common stock.

     EIGHTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, WebSpective has caused this Certificate of Merger to be executed in its corporate name as of the 1st day of October, 1999.


                                    WEBSPECTIVE SOFTWARE, INC.


                                    By:  _______________________________________
                                         Glenn D. House Sr.
                                         President and Chief Executive Officer

ATTEST:

____________________________________

                                                                     EXHIBIT E

                              INKTOMI CORPORATION

                      DECLARATION OF REGISTRATION RIGHTS

     This Declaration of Registration Rights ("Declaration") is made as of
                                               -----------
September 15, 1999, by Inktomi Corporation, a Delaware corporation ("Parent"),
                                                                     ------
for the benefit of stockholders of WebSpective Software, Inc., a Delaware corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to
                  -------
that Agreement and Plan of Reorganization dated as of September 15, 1999 (the "Reorganization Agreement"), among the Company, Parent and WS Acquisition
 ------------------------
Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and pursuant to the related Agreement of Merger (the "Agreement
  ----------                                                          ---------
of Merger") between the Company and Merger Sub and in consideration of such
---------
stockholders' approving the Reorganization Agreement and the transactions contemplated thereby.

     1.   Definitions.  As used in this Declaration:
          -----------

          (a)  "Effective Time" means the time of acceptance by the Delaware
                --------------
Secretary of State of the Agreement of Merger.

          (b)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.


          (c)  "Holder" means: (i) a stockholder of the Company to whom shares
                ------
of Common Stock of Parent are issued pursuant to the Reorganization Agreement and the Agreement of Merger, or (ii) the Escrow Agent (as defined in the Reorganization Agreement), or (iii) a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 7 of this Declaration.

          (d)  "Registrable Securities" means for each Holder the number of
                ----------------------
shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement including any shares of Parent Common Stock issued by Parent upon any stock split, stock dividend, recapitalization or similar event, and for all Holders the sum of the Registrable Securities held by them .

          (e)  "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          (f)  "SEC" means the United States Securities and Exchange Commission.
                ---

     Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     2.   Holder Registration.
          -------------------

          (a) Parent shall use its best efforts to cause the Registrable Securities then held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC within 15 business days following the

Effective Time, a registration statement in such form as is then available under the Securities Act covering all Registrable Securities not previously registered pursuant to Section 3 hereof; provided, however, that each Holder shall provide
                              --------  -------
all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

          (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of 270 days (plus any additional days required to be added pursuant to this Section 4) after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement (including such amendments as may be necessary to reflect different or additional selling stockholders as a result of any distribution of Registrable Securities by the Holders to the beneficial owners of such Registrable Securities); (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and (vi) promptly reissue, or promptly authorize and instruct its transfer agent to reissue, unlegended certificates at the request of any Holder thereof upon such Holder's delivery of original certificates representing Registrable Securities tendered for sale pursuant to such effective registration statement, and to promptly respond to broker's inquiries made of the Company in connection with such sales, in each case with a view to reasonably assisting the Holder to complete such sale during such period of effectiveness.

          (c)  Notwithstanding the foregoing obligation of Parent under this
Section 2, if Parent shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section 2 a certificate signed by the President of Parent stating that in the good faith judgment of Parent, it would be seriously detrimental to Parent and its stockholders for such registration statement to be filed at such time and it is therefore essential to defer the filing of such registration statement, Parent shall have the right to defer such filing for a period of not more than 15 days beyond the date specified under
Section 2(a) above.

     3.   Piggyback Registration.
          ----------------------

          (a) Parent may determine to provide for the firmly underwritten sale of Parent Common Stock for its own account and/or the account of other stockholders, and in connection with such determination, shall file with the SEC a registration statement to register such Common Stock (an "Underwritten Sale").
                                                            -----------------
In the event of such a determination, Parent will give to each Holder written notice thereof at least 15 days prior to the filing of such registration statement, and will include in the Underwritten Sale (and any related qualification under blue sky laws or other related compliance) all the Registrable Securities specified by the Holders in their written request or requests to Parent, made within 10 days after receipt of such written notice from Parent, subject, however, to the marketing limitation set forth in Section 3(b) below; provided, however, that no Registrable Securities shall be included
            --------  -------
in a registration statement filed with the SEC if (i) the Registrable Securities are included in a registration statement pursuant to Section 2 or (ii) the Parent reasonably determines that the Underwritten Sale will not be completed (i.e., the registration statement is not declared effective) within 1 year of the Effective Time. An Underwritten Sale, including the form of underwriting agreement to be entered into by Parent, the underwriter(s) and any selling stockholders, shall be on customary terms. The underwriter(s) for an Underwritten Sale shall be selected by Parent in its sole discretion.

          (b) The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in the Underwritten Sale and the inclusion of Registrable Securities in the Underwritten Sale to the extent provided herein. All Holders shall (together with Parent and the other holders distributing their securities through the Underwritten Sale) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration and underwriting (or exclude the Registrable Securities altogether), allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders in accordance with Section 3(a) above. To facilitate the allocation of shares in accordance with the above provision, Parent or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of the Underwritten Sale, he or she may elect to withdraw therefrom by written notice to Parent and the managing underwriter.

     4.   Suspension of Prospectus. Under any registration statement filed
          ------------------------
pursuant to Section 2 hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, based on the advice of counsel, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement and that immediate disclosure of such information would be seriously detrimental to the Company. In the event of the delivery of the notice described above by Parent, Parent shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed 75 days in the aggregate and no longer than 30 days as to any single delay (any such period of delay herein referred to as a "blackout period"); after the registration statement is declared effective, no blackout period may be imposed during the 15-day period following the date of effectiveness or the termination date of the last blackout period; and in the event of any delay by Parent of sales of Registrable Securities as permitted by this Section 4, there shall be a corresponding day for day extension of the 270-day period set forth in clause (B) in the first sentence of Section 2(b) above. In addition, each Holder who becomes an employee of Parent shall be subject, for so long as such Holder remains employed with Parent, to the trading restrictions related to the release of quarterly results of operations in the same manner as other employees of Parent.

     5.   Expenses. All of the out-of-pocket expenses incurred in connection
          --------
with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions, including underwriter commissions).

     6.   Indemnification. In the event of any offering registered pursuant to
          ---------------
this Declaration:

          (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse (and advance the same to) each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein; provided, however,
                                                           --------  -------
that the foregoing is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), the provisions hereof shall not inure to the benefit of any Holder, if a copy of the Final Prospectus was furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds received by each such Holder of Registrable Securities actually sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration; provided that if the Indemnified Party has claims against the Indemnifying Party or otherwise has claims or defenses different from or in addition to those of the Indemnifying Party, the Indemnified Party may retain counsel of its own choice for all Holders, and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) The obligations of Parent and each Holder under this Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

          (e) Notwithstanding the foregoing, to the extent the provisions of this Section 6 are inconsistent with or conflict with the terms of any underwriting, indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

     7.   Limitation on Assignment of Registration Rights. The rights to cause
          -----------------------------------------------
Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder unless such a transfer is to stockholders, partners or retired partners, or members or retired members of a Holder (including spouses and ancestors, lineal descendants, and siblings of such stockholders, partners, members or spouses who acquire Registrable Securities by right, will, or intestate succession) and all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Declaration. Prior to a permitted transfer of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Declaration shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

     8.   Amendment of Registration Rights. Holders of a majority of the
          --------------------------------
Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

     9.   Governing Law. This Declaration shall be governed in all respects by
          -------------
and construed in accordance with the laws of the State of Delaware.

     10.  Beneficiaries. Parent hereby expressly intends that each of the
          -------------
stockholders of the Company acquiring shares of Parent's Common Stock pursuant to the Reorganization Agreement shall be a beneficiary of this Declaration.


                                 INKTOMI CORPORATION


                                 By: ______________________________________
                                     David C. Peterschmidt
                                     President and Chief Executive Officer

                                                                     EXHIBIT F

                              INKTOMI CORPORATION

                              AFFILIATE AGREEMENT


     This AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of
                                     ---------
September 15, 1999, between Inktomi Corporation, a Delaware corporation ("Inktomi") and the undersigned affiliate ("Affiliate") of Inktomi.
  -------                                   ---------

     WHEREAS, Inktomi and Webspective, Inc., a Delaware corporation ("Webspective") propose to enter into an Agreement and Plan of Reorganization
  ------------
(the "Reorganization Agreement") pursuant to which a subsidiary of Inktomi will
      ------------------------
merge into Webspective ("Merger"), and Webspective will become a subsidiary of
                         ------
Inktomi;

     WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of Webspective and Inktomi will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Inktomi to enter into the Reorganization Agreement;

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Inktomi, as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Inktomi.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   Acknowledgments by Affiliate.  Affiliate acknowledges and understands
          ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Inktomi, Webspective, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his or her professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2.   Covenants Related to Pooling of Interests. During the period beginning
          -----------------------------------------
from the date hereof and ending on the second day after the day that Inktomi publicly announces financial results covering at least 30 days of combined operations of Inktomi and Webspective, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce his risk relative to any shares of Inktomi Common Stock (including any shares of Inktomi Common Stock which may be acquired by Affiliate after the date of this Agreement). Inktomi may, at its discretion, place a stock transfer notice consistent with the foregoing with its transfer agent with respect to Affiliate's shares. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76, provided Affiliate has received prior written authorization from General Counsel to Inktomi.

     3.   Beneficial Ownership of Stock. Except for the Inktomi Common Stock and
          -----------------------------
options to purchase Inktomi Common Stock set forth in Appendix A hereto,
                                                      ----------
Affiliate does not beneficially own any shares of Inktomi Common Stock or any other equity securities of Inktomi or any options, warrants or other rights to acquire any equity securities of Inktomi.

     4.   Miscellaneous.
          -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.


                 [Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the date and year first above written.

                              INKTOMI CORPORATION


                              By: ____________________________________________
                                  David C. Peterschmidt
                                  President and Chief Executive Officer



                              AFFILIATE

                              Name of Affiliate:______________________________

                              By: ____________________________________________

                                  ____________________________________________
                                  Name of Signatory (if different from name of Affiliate)

                                  ____________________________________________
                                  Title of Signatory (if applicable)

                                  APPENDIX A
                                  ----------



Affiliate:   ___________________________________________________________________

Total Number of shares of Inktomi Common Stock owned on the date hereof:________

Total Number of options to purchase Inktomi Common Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     1. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of California. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

     2. Parent and Merger Sub have all requisite corporate power and authority to enter into the Reorganization Agreement and to consummate the transactions contemplated thereby and Parent has all requisite corporate power and authority to enter into the Declaration of Registration Rights. The execution and delivery of the Reorganization Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and the execution and delivery of the Declaration of Registration Rights has been duly authorized by all corporate action on the part of Parent. The Reorganization Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms. The Declaration of Registration Rights has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable against it in accordance with its terms. The execution and delivery of the Reorganization Agreement and the Declaration of Registration Rights do not, and the consummation of the transactions contemplated thereby will not, result in any violation of or default (with or without notice or lapse of time, or both), under any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub or any contract or other agreement filed as an exhibit to the most recent annual report of Parent on Form 10-K or the quarterly report of Parent on Form 10-Q for the quarter ended June 30, 1999 or, to our knowledge, any order, decree, statute, law, ordinance, rule or representation applicable to Parent or Merger Sub, the violation or default of which would have a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of the Reorganization Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated thereby except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

     3. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with the Reorganization Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of liens, encumbrances, or preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of Parent; provided, however, that such shares are subject to such restrictions as are expressly set forth in the Reorganization Agreement and the Declaration of Registration Rights, and may be subject to restriction on transfer under state and/or federal securities laws.

     4. To our knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter, or materially delay any of the transactions contemplated by the Reorganization Agreement.

     5. Subject to the accuracy of representations provided by the WebSpective stockholders, the Parent Common Stock to be issued pursuant to the Reorganization Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended.

                                                                     EXHIBIT G

                         FORM OF TESTA HURWITZ OPINION

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and to conduct its business as presently conducted. The Company is qualified to do business and is in good standing in the Commonwealth of Massachussetts.

     2.   The authorized capitalization of the Company is as follows:

          (a)  Capital Stock. The authorized capital stock of the Company
               -------------
consists of 13,380,660 shares of authorized Common Stock, of which 3,526,039 shares are issued and outstanding and 6,940,984 shares of authorized Preferred Stock. The authorized Preferred Stock consists of 3,035,000 shares of authorized Series A Preferred, of which 3,028,333 shares are issued and outstanding, and 3,905984 shares of authorized Series B Preferred, of which 3,545324 shares are issued and outstanding. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable .

          (b)  Rights to Acquire Stock. Except for the Company Options, stock
               -----------------------
purchase rights and warrants described in Schedule 2.3(b) of the Reorganization Agreement, to our knowledge, there are no options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to (i) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Capital Stock or (ii) grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, exchangeable or convertible securities, commitment or agreement.

     3. At or before the Effective Time, all investor rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, information rights, rights of first refusal, board observation or information or operational covenants granted pursuant to the Series B Stock Purchase Agreement dated June 9, 1998, as amended, the Amended and Restated Stockholders Agreement dated June 8, 1998, as amended, the Amended and Restated Voting Agreement dated June 9, 1998, as amended and the Amended and Restated Registration Rights Agreement dated June 9, 1998, as amended, shall have been terminated.

     4. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement. The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action of the Company, and the Agreement has been duly executed and delivered by the Company. The Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company according to its terms.

     5. The execution, delivery and performance of the obligations of the Company under the Agreement, do not (i) to our knowledge, violate any provision of any federal, Delaware corporate or Massachusetts law, rule or regulation applicable to the Company, (ii) violate any provision of the

Company's certificate of incorporation or bylaws, or (iii) conflict with or constitute a material default under the provisions of judgments, writs, decrees or orders, if any, specifically identified in the Company Schedules or the provisions of any agreement listed in Annex A.

     6. The execution, delivery and performance of the obligations of the Company under the Agreement do not require any consents, approvals, permits, orders or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any federal or Massachusetts state governmental authority on the part of the Company except (i) as have been obtained and are effective, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iv) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which if not made or obtained would not have a Material Adverse Effect on the Company.

     To our knowledge, except as set forth in the Company Schedules, there is no action, suite, proceeding or investigation pending against the Company before any court or administrative agency (i) that questions the validity of the Merger Documents or the right of the Company to enter into the Merger Documents or (ii) that, if determined adversely, would be likely to result in a Material Adverse Effect on the Company.

                                      -2-